                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is made and entered into this 5th day of
July, 2006, by and between SIRICOMM, INC. (the "Company") and Henry P. Hoffman
(the "Employee").

         In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the parties hereto make the following agreement, intending to be legally bound hereby:

         1. Term. The term of this Agreement and Employee's employment under this Agreement shall commence as of the date hereof and, unless sooner terminated as provided herein, shall continue for an initial term of two (2)
years (hereinafter "Initial Term"). Thereafter, this Agreement shall automatically renew for additional one year periods unless either party provides written notice of non-renewal to the other party at least 90 days prior to the end of the then-current term (hereinafter "Renewal Term"). For purposes of this
Agreement, the Initial Term and the Renewal Terms shall be referred to collectively herein as "Term of Employment."

         2. Duties.

         (a) The Company agrees to employ Employee and Employee agrees to be employed by the Company for the Term of Employment stated in section 1 hereof, subject to the terms and conditions herein provided. Employee shall serve as the "Chairman" of the Company as that position may be defined or re-named from time to time by the board of directors of the
         Company ("Board").

         (b) During and throughout his Term of Employment pursuant to this
         Agreement, Employee shall devote such working time as may be required and best efforts using his customary work habits and work patterns to perform such duties as may be assigned from time to time by the Board including, but not limited to, those duties set forth on Exhibit "A"
         attached hereto and incorporated herein; provided, Employee shall not be required to relocate from the Joplin metropolitan area. Employee may pursue other activities so long as such activities do not (i) affect the performance of Employee's duties for the Company, or (ii) are not in any way, directly or indirectly, competitive with the Company.

         3. Compensation.

         (a) During and throughout his Term of Employment pursuant to this
         Agreement, the Company shall pay, and Employee shall accept, an annual salary of not less than One Hundred Seventy-Five Thousand Dollars
         ($175,000.00) subject to the required withholding for applicable state and Federal taxes, for all services provided pursuant to the terms of this Agreement payable on a weekly basis.

         (b) During and throughout his Term of Employment pursuant to this
         Agreement, Employee shall be entitled to participate in any and all employee welfare, pension or other benefit plans and programs maintained on or after the effective date of this Agreement for employees of the Company, including, without limitation, health, life and other insurance programs. In addition, the Company shall reimburse
         Employee for all of his reasonable out-of-pocket expenses incurred in connection with the performance of his duties hereunder, provided
         Employee provides the Company with detailed expense reports and receipts in accordance with then existing Company policy.

         (c) During and throughout his Term of Employment pursuant to this
         Agreement, Employee shall not receive any earned compensation from any other enterprises offering services similar to those offered by the
         Company.

         (d) During and throughout his Term of Employment pursuant to this
         Agreement, Employee shall be entitled to receive bonus payments in accordance with then existing Company policy as set by the Board.

         (e) During and throughout his Term of Employment pursuant of this
         Agreement, Employee shall receive a monthly car allowance from the
         Company in an amount to be fixed by and paid at the sole discretion of the Board.

         4. Termination. Employee's employment under this Agreement may be terminated prior to the expiration of the Term of Employment as follows:

         (a) By the Company at any time without prior notice for:

                  (i) the commission by Employee of any act of fraud upon or an act evidencing dishonesty toward the Company;

                  (ii) Employee's conviction of or plea of guilty/no contest to any felony or misdemeanor involving moral turpitude, or,

                  (iii) the wrongful misappropriation by Employee of any funds, property or rights of the Company,

                  (iv) a voluntary resignation by Employee or willful failure or continuing inability of Employee to carry out assigned job duties and responsibilities, which the parries agree shall constitute a voluntary resignation; provided, however, the before Company terminates Employee's employment and this
                  Agreement under this subsection (iv) for Employee's "willful failure or continuing inability," Company agrees to give
                  Employee written notice of such failure or inability and a reasonable opportunity of not more than thirty (30) days to cure such failure or inability.

         (b) By reason of Employee's death.

         (c) Upon the termination of the employment of Employee pursuant to the provisions of subsections (a) or (b) above, the Term of Employment shall expire and he, or his estate in the event of his death, shall be entitled only to receive two (2) weeks of compensation for services rendered prior to such termination and the Company shall have no further obligation to compensate Employee for services performed hereunder including bonus payments, but shall continue to reimburse
         Employee for insurance premiums if provided under subsection 3(b)
         above.

         (d) If Employee is terminated other than pursuant to subsections (a) or
         (b) above, then the Company will continue to pay and provide compensation and benefits to Employee for the greater of the remainder of the Initial Term or for twelve (12) months after the termination date. If the Company elects not to renew this Agreement for any Renewal
         Term for reason other than those set forth in subsections (a) or (b)
         above, then the Company will continue to pay and provide compensation and benefits to Employee for twelve (12) months after expiration of the
         Term in which such non-renewal occurs, whether it is the Initial Term or a Renewal Term.

         5. Non-Disclosure of Confidential Information. In addition to any common law restrictions that may apply, Employee covenants and agrees that he shall not during his employment hereunder, nor at anytime thereafter, disclose any confidential, secret or proprietary Information or knowledge or any trade secrets (collectively, the "Confidential Information") for his own purposes or for the benefit of any person, firm, corporation or other entity (except the
Company) under any Circumstances. For purposes of this Section 5, to the fullest extent permitted by applicable law, as amended from time to time, "Confidential
Information" shall include: (a) any information, process, procedure, formula or improvement which has not been published or disseminated or otherwise become a matter of general public knowledge; (b) the whole or any portion of any business plan, financial information, purchasing data, supply data, accounting data or other financial information which has not been published or disseminated or otherwise become a matter of general public knowledge; (c) the whole or any part of any marketing information, marketing strategies, sales records, customer lists, prices, profit margins, sales projections or other sales information which has not been published or disseminated or otherwise become a matter of general knowledge; and (d) trade secrets as defined by the laws of the state of
Missouri. Employee acknowledges and agrees that all information falling within the above definition or otherwise related thereto shall he presumed to be
Confidential Information and that Confidential Information shall also include any other information which Employee has a reasonable basis to believe to be
Confidential Information.

         6. Property of the Company. Employee covenants and agrees that all memoranda, notes, lists, files, reports, materials, computer disks, programs, records and other documents (and all copies, recordings, abstracts, synopses, notes or other representations of any of the foregoing, whether produced manually or electronically) made or compiled by Employee or made available to
Employee relating to the Confidential Information or to the business of the
Company, shall remain the sole and exclusive property of the Company and shall be delivered to the Company by Employee promptly upon the termination of
Employee's employment with the Company or at any other time on request.

         7. Irreparable Harm. Employee acknowledges and agrees that a breach or threatened breach of the obligations regarding confidentiality set forth in
Section 5 shall result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. Employee further agrees that in the event of any breach or threatened breach of such obligations, the Company
(including successors and assigns) shall he entitled to a temporary restraining order, and to preliminary and permanent injunctive relief restraining such breach or threatened breach and such other and further relief as may be proper against Employee and all persons acting through or for Employee, including partners, agents, servants and employees.

         8. Covenants of Employee. During and throughout his Term of Employment pursuant to this Agreement (and for so long thereafter as any compensation or benefits are being paid and/or provided by Employer to Employee), Employee covenants and agrees as follows:

         (a) Excluding private transactions, Employee shall obtain Board approval for any sales of stock owned by him of more than 1/2% per quarter of the then current number of Company's outstanding shares of stock, which approval shall not be unreasonably delayed or withheld.

         (b) Employee shall obtain Board approval for any "non-traditional"
         (other than commercial bank) financing involving pledging of stock as collateral, which approval shall not be unreasonably delayed or withheld.

         (c) Employee shall vote his stock in favor of the current Board or such designees as a majority of the Board may designate, and Employee will take no action, directly or indirectly, to change the current Board or challenge its selection of managers for the Company; provided, however, to the extent that Employee is also a member of the Board, he may participate on the same basis as any other member of the Board.

         9. Waiver. Failure to insist upon a strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

         10. Benefit. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, but not limited to, any company which may acquire all or substantially all of the Company's assets or business or into which the Company may be consolidated or merged or by which the Company's business may be held or prosecuted. The rights of Employee may not be assigned or otherwise transferred nor may the obligations of Employee be delegated. This Agreement shall be binding upon the heirs and personal representatives of Employee insofar as such heirs and personal representatives shall come into possession by any means whatsoever of any Confidential
Information. It is further agreed that for purposes of this Agreement, "Company"
shall mean SIRICOMM, INC. and all of its subsidiaries and affiliates.

         11. Governing Law. This Agreement is executed and delivered in, and shall be governed, enforced and interpreted in accordance with the laws of, the
State of Missouri without regard to the principles of conflict of laws.

         12. Severability. Except as otherwise provided on the contrary herein, each section, paragraph, part, term and/or provision of this Agreement shall he considered severable, and if, for any reason, any section, paragraph, part, term and/or provision herein is determined to be invalid or contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation of, or otherwise affect, the other sections, paragraphs, parts, terms and/or provisions of this
Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind the parties hereto.

         13. Right to Recover Costs. The parties agree that, in any action to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and expenses including, including, without limitation, any attorney fees..

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Employee has set his hand, both as of the day and year first above written.

COMPANY:

SIRICOMM, INC.

By: /s/ J. Richard Iler
Title: Chief Financial Officer

EMPLOYEE:

/s/ Henry P. Hoffman
Henry P. Hoffman

                                   Exhibit "A"

                           Certain Duties of Employee

         1.    Pursue ViaSat for strategic investment in SiriCOMM, Inc.

         2.    Pursue Fox Media for strategic investment in SiriCOMM, Inc.

         3.    Participate in investor relations presentations.

         4.    Pursue media content for portal.

         5.    Participate in identification and development of additional product, revenue and strategic opportunities.

         6.    Attend meetings, conferences and/or shows as required

         7.    Other reasonable duties and/or responsibilities requested by
               Board.

         8.    Consult with CEO and Board as reasonably requested.

         9.    Report to the Board as reasonably requested.